UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
Bally Total Fitness Holding Corporation (the “Company”) and Paul A. Toback, Chairman, President and Chief Executive Officer of the Company, entered into a Separation Agreement dated as of August 10, 2006, providing for his separation as Chairman, President and Chief Executive Officer of the Company as of August 11, 2006. The negotiated terms of the Separation Agreement are substantially equivalent to those set forth in Mr. Toback’s employment agreement dated as of August 24, 2004 (the “Toback Employment Agreement”) in the circumstances of termination without cause following a “change in control” (as defined). Under the Separation Agreement, the Company agreed to pay Mr. Toback severance in the amount of $3,832,500, less required deductions for state and federal withholding, which equals (i) a lump sum equal to three times the sum of Mr. Toback’s annual salary and target bonus, plus (ii) the amount payable to Mr. Toback, pursuant to the August 6, 2006 modification to the Toback Employment Agreement in the event Mr. Toback is terminated without cause, or resigns for good reason within the two-year period following February 7, 2006 and plus (iii) compensation for any unused earned vacation days. The Company also agreed to provide Mr. Toback and his eligible dependents with continued health coverage under the Company’s medical plan at the level in which they currently participate until August 11, 2015. These severance amounts were paid August 11, 2006.
The Separation Agreement also provides that Mr. Toback will immediately vest in the following equity awards granted under the Company’s 1996 Long-Term Incentive Plan: (i) 33,333 options granted on October 30, 2003 at a strike price of $7.00; (ii) 113,333 options granted on March 8, 2005 at a strike price of $4.21; (iii) 62,000 options granted on November 29, 2005 at a strike price of $7.01, and (iv) 135,000 shares of restricted stock granted on November 29, 2005. Mr. Toback is also entitled to tax gross-up payments for income and employment taxes relating to the vesting of his restricted stock. The Separation Agreement also provides for the exercise of Mr. Toback’s vested stock options for the unexpired period of the respective stated option term.
In connection with Mr. Toback’s termination of employment with the Company, the Company and Mr. Toback have executed a release of claims pursuant to which Mr. Toback released the Company and any of its predecessors, successors, parents, affiliates and their present and former officers, directors, agents, employees and shareholders from any and all claims or causes of action that Mr. Toback might have had against the Company and the Board of Directors of the Company (the “Board”) agreed to a covenant not to sue Mr. Toback for any known claims or causes of action that the Board might have had against Mr. Toback.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which, is attached as Exhibit 10.1 to this report.
Item 1.02 Termination of a Material Definitive Agreement.
The Separation Agreement referenced under Item 1.01 above by its terms provides for the termination of the Toback Employment Agreement as of August 11, 2006.
Item 2.02 Results of Operations and Financial Condition.
On August 11, 2006, the Company issued a press release revising indications for 2006, providing information on the strategic alternatives process and advising of its filing of a Form 12b-25 with respect to its Form 10-Q for the period ended June 30, 2006. The press release is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 11, 2006, the Company announced the separation of Paul A. Toback as Chairman, President and Chief Executive Officer of the Company, effective August 11, 2006. The Company also announced that it has appointed current director Barry R. Elson as acting Chief Executive Officer and current director Don R. Kornstein as interim Chairman, both appointments effective immediately.
Mr. Elson was elected to the Board in January 2006 and is a member of the Strategic Alternatives Committee. He served as Acting Chief Executive Officer and Director of Telewest Global, Inc., a provider of entertainment and communication services. Mr. Elson earlier also held the posts of Chief Operating Officer of Urban Media, President of Conectiv Enterprises, Executive Vice President at Cox Communications and Vice President of the New York Nets, New York Islanders and Colorado Rockies.

Mr. Elson was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Elson and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and Mr. Elson reportable under Item 404(a) of Regulation S-K.
The Board intends to explore options for a permanent replacement for Mr. Toback.
A copy of the Company’s press release announcing Mr. Toback’s resignation and the appointment of Mr. Elson as interim Chief Executive Officer and Mr. Kornstein as interim Chairman is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
On August 10, 2006, the Board resolved to amend the Company’s by-laws, effective as of August 10, 2006, to provide that special stockholder meetings may be called by the Chairman of the Board or President only after December 31, 2006. A copy of the Amendment to the Bylaws is attached hereto as Exhibit 3.2.
Item 8.01 Other Events.
On March 14, 2006, the Company announced that the Board had authorized the Company’s financial advisors, J.P. Morgan Securities Inc. and The Blackstone Group, to engage in discussions with interested parties in connection with the previously announced strategic alternatives process. On August 11, 2006, the Company announced that its previously announced process to evaluate strategic alternatives, which had focused on a sale or merger of the Company, is now expected to focus on exploring other alternatives, such as a recapitalization, private placement, underwritten rights offering or other corporate restructuring. In light of the Company’s revised indications for 2006 announced on August 11, 2006, and the fact that the Company’s discussions with potential interested parties have not to date resulted in any proposal, agreement or transaction involving a sale or merger of the Company, the Strategic Alternatives Committee of the Company has determined, after consultation with its outside advisors, that other alternatives should now be pursued.
There can be no assurance as to the outcome of the strategic alternatives process, and the Company does not undertake any obligation to provide further updates. The Press Release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.2	Amendment to the Bylaws of Bally Total Fitness Holding Corporation.

10.1	Confidential Settlement Agreement and General Release, dated August 11, 2006, between the Company and Paul A. Toback.

99.1	Press Release dated August 11, 2006.

99.2	Press Release dated August 11, 2006.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: August 11, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel